        ARCHIVE PURCHASE AGREEMENT

This Archive Purchase Agreement (the "Agreement") is made and entered as of the 24th day of October, 2018, by and between Clikia Corp., a
Nevada corporation (the "Company"), and David Loflin ("Loflin").

 WHEREAS, Loflin is the owner of an extensive archive of video programming as depicted in Exhibits A-1 and A-2 (the "Archve")
 attached hereto and incorporation herein by this reference;

 WHEREAS, the Company has determined to acquire a complete copy of the Archive, as a means of augmenting its Clikia streaming cable television subscription service;.

 WITNESSETH, therefore, the agreement of the parties, the promises of each being consideration for the promises of the other:

 1. Purchase and Sale of the Archive. Loflin shall, and hereby does, effective as of the Closing Date (as defined herein), sell to the Company, free and clear of all liens and encumbrances, and the Company shall, and hereby does, effective as of the Closing
Date, purchase and acquire from Loflin the Archive.

 2. Purchase Price. The purchase price ("Purchase Price") shall be two hundred thousand dollars ($200,000.00), payable by the issuance of 20,00,000 shares of the Company's common stock.

 3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, on October 24, 2018, or at such other time or place as Loflin and the Company may agree. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

 4. Loflin's Deliveries. At the Closing, Loflin will deliver to the Company the following:

  (a) A duly executed Bill of Sale with covenants of warranty of title, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to the Company, as shall be necessary and effective to transfer, assign and vest in, the Company all of Loflin's right, title and interest in and to the Archive; and

  (b) A complete digital copy of the Archive.

 5. The Company's Deliveries. At the Closing and subject to the terms and conditions herein contained, the Company will deliver to
Loflin the Purchase Price, as provided in Section 2 above.

 6. Representations and Warranties of Loflin. Loflin hereby represents and warrants to the Company, as follows:

  (a) Title to the Archive. Loflin will transfer the Archive to the Company with good, marketable and insurable title, free and clear of all encumbrances.

  (b) No Legal Disability. Loflin is under no legal disability with respect to entering into, and performing under, this Agreement.

 7. Representations and Warranties of the Company. The Company hereby represents and warrants to Loflin as follows:

  (a) Organization and Standing; Power and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and the Company has full power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by the Company in connection herewith and the transactions contemplated hereby have been duly authorized, executed, and delivered by the Company.

  (b) Conflicts; Default. Neither the execution and delivery by the Company of this Agreement or the other agreements and instruments executed in connection herewith by the Company, nor the performance by the Company of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a default under, any of the terms of the Company's articles of incorporation, bylaws or other governing document, or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment, or decree which is applicable to the Company or by which the Company or its assets is otherwise bound, will violate any law, statute, judgment, decree, order, rule or regulation of any governmental or regulatory authority, will constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or will require any consent, approval, authorization or other action by, or filing with or notification to any governmental or regulatory authority.

  (c) Consents. All consents, novations, approvals, filings, authority, and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by the Company for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

 8. General Provisions.

  (a) Transaction Costs. Each party shall bear all legal, accounting and other expenses incurred by such party in connection with this
Agreement and the other agreements and transactions contemplated hereby.

  (b) Entire Agreement/Amendment. This Agreement (including all Exhibits hereto, which are hereby incorporated by reference herein)
constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous understandings, agreements, negotiations or representations by or between the parties, written or oral, relating to the subject matter hereof. There are no oral agreements between the parties. This Agreement may be amended or supplemented only by a written instrument signed by authorized representatives of the parties.

  (c) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies or Liabilities under or by reason of this Agreement.

  (d) Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of this
Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or enforceable provision(s), clause(s), or sentence(s) were omitted. The provisions of this Section 8(d) shall survive the termination of this Agreement for any reason.

  (e) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver of any breach of this Agreement shall operate as a waiver of any similar or subsequent breach or any breach of any other provision of this Agreement.

  (f) Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Nevada.

  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

   To Loflin:  David Loflin
      7117 Florida Boulevard
      Suite 203
      Baton Rouge, Louisiana 70806

   To the Company:  David Loflin
      7117 Florida Boulevard
      Suite 203
      Baton Rouge, Louisiana 70806

  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

 THE COMPANY:

 CLIKIA CORP.

 By: /s/ DAVID LOFLIN
 David Loflin
 CEO

 LOFLIN:

 /s/ DAVID LOFLIN
 David Loflin, individually